EXHIBIT 10.31

EXECUTIVE RETENTION AND SEVERANCE AGREEMENT

This EXECUTIVE RETENTION AND SEVERANCE AGREEMENT (the “Agreement”), made and entered into this 27th day of October 2011 (the “Effective Date”), by and between A.M. Castle & Co., a Maryland corporation (the “Company”) and STEPHEN V. HOOKS, the Executive Vice President of the Company and President of the Company’s Castle Metals commercial unit (the “the Executive”).

WITNESSETH THAT:

WHEREAS, the Executive is a key employee of the Company and currently holds the position of the Executive Vice President of the Company and President of the Company’s Castle Metals commercial unit; and

WHEREAS, the Company and the Executive were parties to a Severance Agreement dated December 16, 2010 (the “Severance Agreement”) and a Change in Control Agreement dated September 15, 2010 (the “Change in Control Agreement” and, together with the Severance Agreement, the “Prior Agreements”); and

WHEREAS, the initial term of the Severance Agreement was scheduled to expire on December 16, 2012 and the initial term of the Change in Control Agreement was scheduled to expire on September 15, 2012; and

WHEREAS, and the Company and the Executive each agrees that it is in their respective best interest to provide for the Executive’s continued employment with the Company through March 31, 2012, and that this Agreement shall supersede the Prior Agreements and any and all other agreements or arrangements regarding payment of severance pay or other benefits upon a termination of the Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Effective Date.

This Agreement shall become effective and enforceable upon the Effective Date as set forth above.

2. Retention Agreement.

(a) The Executive agrees to remain a full-time employee of the Company, in such capacities as described in Section 2(b) below, throughout the entire “Retention Period,” which shall begin on the Effective Date of this Agreement and end on the earliest of:

(i) The date of involuntary termination of the Executive’s employment by the Company other than for “Cause,” as that term is defined in Section 2(k) below;

(ii) The termination of employment with the Company by the Executive for “Good Reason,” as that term is defined in Section 2(l) below; or

(iii) March 31, 2012, at which time the Executive’s employment with the Company shall be terminated.

(b) The Executive agrees to remain a full-time employee of the Company throughout the entire Retention Period, continuing in his current position of Executive Vice President of the Company and President of the Company’s Castle Metals commercial unit for the period beginning on the Effective Date of this Agreement and ending on December 31, 2011 (or, if earlier, the end of the Retention Period) and then, if the Executive remains employed by the Company as of December 31, 2011, assisting with such special projects, as assigned by the Company, for the period beginning on January 1, 2012 and ending on March 31, 2012 (or, if earlier, the end of the Retention Period).  At December 31, 2011 (or, if earlier, the end of the Retention Period), the Executive shall cease to be (i) an officer of the Company and each of its affiliates and (ii) a director of each of its affiliates on whose Board of Directors he then serves.

(c) The Company retains the right to terminate the employment of the Executive at any time, with or without Cause.

(d) If (and only if) the Executive remains a full-time employee of the Company for the period beginning on the Effective Date of this Agreement and ending on December 31, 2011 (or, if earlier, the end of the Retention Period), has satisfied the Waiver and Release conditions provided in Section 4(a), and has complied with the Section 6 Confidentiality, Restrictive Covenants, and Non-Disparagement provisions and Section 9 Ongoing Cooperation provisions, the Executive shall be entitled to the payments and benefits set forth in Section 3(a) of this Agreement, subject to any terms and conditions set forth in this Agreement.  For the avoidance of doubt, if, prior to December 31, 2011 (or, if earlier, the end of the Retention Period), the Executive’s employment with the Company terminates for any reason other than the reasons set forth under Sections 2(a)(i) through (iii) above, he shall not be entitled to the payments or benefits set forth in Section 3(a) of this Agreement.

(e) If (and only if) the Executive remains a full-time employee of the Company throughout the entire Retention Period, has satisfied the Waiver and Release conditions provided in Section 4(b), and has complied with the Section 6 Confidentiality, Restrictive Covenants, and Non-Disparagement provisions and Section 9 Ongoing Cooperation provisions, the Executive shall be entitled to the payments and benefits set forth in Section 3(b) of this Agreement, subject to any terms and conditions set forth in this Agreement.  For the avoidance of doubt, if, prior to the end of the Retention Period, the Executive’s employment with the Company terminates for any reason other than the reasons set forth under Sections 2(a)(i) through (iii) above, he shall not be entitled to the payments or benefits set forth in Section 3(b) of this Agreement.

(f) During the period beginning with the Effective Date of this Agreement and ending as of the date on which the Executive terminates employment with the Company, the Executive’s base salary shall be three hundred sixty nine thousand, five hundred thirteen dollars ($369,513) per annum, which shall be payable bi-weekly in accordance with the Company’s normal payroll policy.

(g) If (and only if) the Executive remains a full-time employee of the Company for the entire period beginning on the Effective Date of this Agreement and ending on November 1, 2011 (or, if earlier, the end of the Retention Period), the stock option awards granted to the Executive by the Company on March 18, 2010, for an aggregate of 18,000 shares shall then become immediately and fully vested and shall be exercisable by the Executive at any time on or before the earlier of the original expiration date of each such award or the date on which the Executive terminates employment with the Company.   For purposes of this Section 2(g), the Company agrees to give the Executive three (3) business days notice of involuntary termination of the Executive’s employment other than for Cause.

(h) The Executive shall not be eligible to receive a long-term performance award from the Company with respect to the performance period beginning as of January 1, 2012 and ending as of December 31, 2014.  However, with respect to the outstanding equity-based long-term performance awards granted to the Executive by the Company with respect to the performance periods beginning as of January 1, 2009, January 1, 2010, and January 1, 2011, respectively, and ending as of December 31, 2011, December 31, 2012, and December 31, 2013, respectively (individually, each a “Performance Share Award” and, collectively, the “Performance Share Awards”), (i) if (and only if) the Executive remains a full-time employee of the Company for the entire period beginning on the Effective Date of this Agreement and ending on December 31, 2011 (or, if earlier, the end of the Retention Period), and (ii) if and to the extent the applicable performance measure(s) for the applicable performance period have actually been met, then the Executive shall receive a payment from the Company equal to the amount the Executive would have received under each Performance Share Award had he continued in the employ of the Company through the last day of the applicable performance period, without any proration for the number of days during the applicable performance period that the Executive was employed prior to his termination of employment with the Company, and any such payment shall be paid during the period beginning on January 1 and ending on March 15 of the year immediately following the year in which the applicable performance period ends; provided that, except as otherwise determined by the Human Resources Committee of the Company’s Board of Directors (the “Board”), or such other committees and subcommittees designated from time to time by the Board, any such payment in respect of a Performance Share Award shall be due and owed to the Executive only if he is then living as of the end of the applicable performance period to which such Performance Share Award relates.  Notwithstanding the preceding sentence, with respect to each Performance Share Award, in the event a  “Change in Control,” as that term is defined in the Change in Control Agreement, occurs before the end of the applicable performance period and before the Executive’s death, the Executive shall receive a payment from the Company upon such Change in Control equal to the amount the Executive would have received under each Performance Share Award had he continued in the employ of the Company through the last day of the applicable performance period, pro-rated for the number of days during such performance period , meaning , for the sake of assurance, that for this purpose only, Executive will be treated as though he were employed through the date of the Change in Control; provided, however, that such payment shall be made only if and to the extent the applicable performance measure(s) for the applicable performance period have actually been met as determined as of the end of the completed calendar month immediately preceding the Change in Control (with any cumulative performance measures prorated on a straight line basis through such date), and payment of any such compensation that is required to be made in shares of the Company’s common stock shall be made in cash, with the fair market value of a share of the Company’s common stock underlying such Performance Share Award determined based on the value per share of the Company’s common stock provided to stockholders of the Company generally in connection with the Change in Control (or, if none, based on the closing market composite price of a share of the Company’s common stock on the date of the Change in Control as reported on the national securities exchange on which the stock is listed or, if not a trading day, on the last trading day preceding the date of the Change in Control).

       (i) The Executive shall not be eligible to receive an annual short-term incentive award (i.e., the annual bonus) from the Company with respect to the Company’s fiscal year beginning on January 1, 2012.  However, the Executive shall be eligible to receive a lump sum cash payment from the Company in an amount equal to the annual short-term incentive award (if any) to which the Executive would have received for the Company’s fiscal year beginning as of January 1, 2011 if he continues in the employ of the Company through December 31, 2011 (or, if earlier, the end of the Retention Period), subject to the terms of the plan under which such award would otherwise be payable.

(j) Except as expressly provided in this Agreement, following the Executive’s termination of employment with the Company, the Executive will be eligible for payment for unused vacation time, incentive compensation and employee benefits as provided for in accordance with the respective plan documents and the Company’s policies.

(k) For purposes of this Agreement, “Cause” shall mean any of the following conduct by the Executive:

(i) Conviction of, or entry of a plea of guilty or “nolo contendere” to, a felony (as defined by the laws of the United States of America or by the laws of the State or other jurisdiction in which the Executive was so convicted or entered such plea) by the Executive;

(ii) Engagement by the Executive in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company, the Executive’s credibility and reputation no longer conform to the standard of the Company’s executives;

(iii) Willful misconduct by the Executive that, in the reasonable judgment of the Company, is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise;

(iv) Willful and continued failure (other than any such failure resulting from the Executive’s incapacity due to mental or physical illness) by the Executive to perform his assigned duties, provided that such assigned duties are consistent with the job duties of the Executive, as described in Section 2(b) above, and that the Executive does not cure such failure within thirty (30) days after notice of such failure from the Company; or

(v) Material breach of this Agreement by the Executive, provided that the Executive does not cure such breach within 30 days after notice of such breach from the Company.

For purposes of determining whether “Cause” exists, no act, or failure to act, on the Executive’s part will be deemed “willful” unless done, or omitted to be done, in the reasonable judgment of the Company, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company or its affiliates.
(l) For purposes of this Agreement, “Good Reason” shall mean any of the following conduct of the Company:

(i) a reduction of 10% or more in the Executive’s base salary (either upon one reduction or during a series of reductions over a period of time), provided, that such reduction neither comprises a part of a general reduction for the Executive’s then-current peers as a group (determined as of the date immediately before the date on which the Executive becomes subject to any such reduction) nor results from a deferral of the Executive’s base salary;

(ii) a material diminution, on or before December 31, 2011, in the Executive’s authority (including, but not limited to, the budget over which the Executive retains authority), duties, or responsibilities within the Company;

(iii) a material change in the geographic location at which the Executive must perform services for the Company of more than fifty (50) miles; or

(iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.

For purposes of this Agreement, in order for a termination of employment by the Executive to be considered to be on account of Good Reason, the following conditions must be met by the Executive:
(A) the Executive provides written notice to the Company of the existence of the condition(s) described in Sections 2(l)(i) through (iv) above potentially constituting Good Reason within thirty (30) days of the initial existence of such condition(s), and

(B) the Company fails to remedy the conditions which the Executive outlines in his written notice within thirty (30) days of such notice or, if earlier, by March 29, 2012, and

(C) the Executive actually terminates employment with the Company before March 31, 2012 and after the expiration of the cure period described in clause (B) above.

3. Retention Payment and Other Payments and Benefits.

(a) In consideration of the execution and performance of this Agreement by the Executive, if the Executive remains a full-time employee of the Company for the period beginning on the Effective Date of this Agreement and ending on December 31, 2011 (or, if earlier, the end of the Retention Period), has satisfied the Waiver and Release conditions provided in Section 4(a), and has complied with the Section 6 Confidentiality, Restrictive Covenants, and Non-Disparagement provisions and Section 9 Ongoing Cooperation provisions, the Executive will receive the following payments and benefits:

(i) a lump sum retention payment from the Company in an amount equal to nine hundred and four thousand, five hundred and thirteen dollars ($904,513), payable to the Executive within ten (10) days following the date on which the conditions of Section 4(a) are satisfied; and

(ii) each nonvested restricted stock award and nonvested restricted stock unit award, as applicable, granted to the Executive by the Company with respect to the performance periods beginning as of January 1, 2009 and January 1, 2010, respectively, and ending as of December 31, 2011 and December 31, 2012, respectively, that is outstanding as of December 31, 2011 (or, if earlier, the end of the Retention Period) shall then become immediately and fully vested, and any payment of compensation in respect of all such vested restricted stock awards and vested restricted stock unit awards shall be payable to the Executive within ten (10) days following the date on which the conditions of Section 4(a) are satisfied.

(b) In consideration of the execution and performance of this Agreement by the Executive, if the Executive remains a full-time employee of the Company throughout the entire Retention Period, has satisfied the Waiver and Release conditions provided in Section 4(b), and has complied with the Section 6 Confidentiality, Restrictive Covenants, and Non-Disparagement provisions and Section 9 Ongoing Cooperation provisions, the Executive will receive the following payments and benefits:

(i) each nonvested restricted stock unit award granted to the Executive by the Company with respect to the performance period beginning as of January 1, 2011 and ending as of December 31, 2013 that is outstanding as of March 31, 2012 (or, if earlier, the end of the Retention Period) shall then become immediately and fully vested, and any payment of compensation in respect of all such vested restricted stock unit award shall be payable to the Executive within ten (10) days following the date on which the conditions of Section 4(b) are satisfied;

(ii) the use of a Company-owned or leased automobile on the terms and conditions set forth in the Company’s Automobile Policy for the period beginning on the last day of the Retention Period and ending on the earlier of (i) the second anniversary of the last day of the Retention Period, (ii) the date of the Executive’s death, or (iii) the date on which the Executive commences employment with another employer; and

(iii) continued coverage under one of the Company’s group health plans for the Executive and his covered spouse for the 42-month period immediately following the last day of the Retention Period (or, in the event the Executive dies during such 42-month period, for the period immediately following the last day of the Retention Period through the date of the Executive’s death), under the same terms and conditions such coverage is otherwise made available to active employees of the Company during such period; provided that, in order to receive such coverage, the Executive shall be required to pay to the Company at the same time that premium payments are otherwise due for the month an amount equal to the full premium (representing both the Company and employee cost) required by the Company under such plan for such coverage; provided further that, with respect to the initial 24-month period of such coverage, the Company shall reimburse to the Executive, within ten (10) days following receipt of the monthly premium payment, an amount equal to the portion of such monthly premium payment that the Company otherwise would have paid on the Executive’s behalf had he continued in the employ of the Company.  Upon the termination of such continued group health plan coverage, including early termination of such coverage prior to the expiration of the 42-month period immediately following the last day of the Retention Period by reason of the Executive’s death or the Executive’s failure to timely pay to the Company the required monthly premium payment, the Executive and his covered spouse, if each is then living, will be offered additional continued group health plan coverage pursuant to and in accordance with applicable federal and state law (“COBRA Coverage”).  Such COBRA Coverage shall be provided to the Executive and his covered spouse only if and to the extent that the Executive and his covered spouse, as the case may be, make a timely and proper election to receive such COBRA Coverage and make timely payments for the full cost of such COBRA Coverage.

4. The Executive’s Waiver and Release.

(a) The Executive shall not be entitled to any payments or benefits under Section 3(a) unless and until (i) the Executive executes and delivers to the Company a Waiver and Release that is substantially in the same form as shown in Exhibit 1 attached hereto (the “First Release”) within thirty (30) days (or fifty (50) days, in the event that 29 CFR 1625.22 requires the Company to provide the Executive forty-five (45) days to consider the First Release) following December 31, 2011, (or, if earlier, the end of the Retention Period) and (ii) the revocation period for the First Release has expired without revocation.  If the conditions of this Section 4(a) are not satisfied, the Executive shall forfeit all rights to payments or benefits under Section 3(a) above.

(b) Except as expressly provided in this Section 4(b), the Executive shall not be entitled to any payments or benefits under Section 3(b) unless and until (i) the Executive executes and delivers to the Company a Waiver and Release that is substantially in the same form as shown in Exhibit 2 attached hereto (the “Second Release” and, together with the First Release, the “Releases”) within thirty (30) days (or fifty (50) days, in the event that 29 CFR 1625.22 requires the Company to provide the Executive forty-five (45) days to consider the Second Release) following the end of the Retention Period, and (ii) the revocation period for the Second Release has expired without revocation.  If the conditions of this Section 4(b) are not satisfied, the Executive shall forfeit all rights to payments or benefits under Section 3(b) above (other than the payments or benefits provided to the Executive under Sections 3(b)(ii) and 3(b)(iii) on or before the date on which the Executive failed to satisfy the conditions of this Section 4(b)).

5. Payment on Death.

In the event the Executive dies before the date on which an amount otherwise earned by and owed to the Executive under this Agreement is paid to him, the Company shall pay such amount to the Executive’s surviving spouse.  For the avoidance of doubt, in no event whatsoever shall this Section 5 require the Company to pay any amount that was not otherwise earned by and owed to the Executive under this Agreement as of his date of death.    If the Executive is not survived by his spouse, then such payment shall be made to the last beneficiary designated by the Executive under a written designation expressly provided to the Company by the Executive for the purposes hereof, or if no such designation is made then to any trustees designated under the Executive’s last will and testament to receive such payments, or if no such designation is made then to the Executive’s estate.

6. Covenants as to Confidential Information, Competitive Conduct, and Non-Disparagement.

    The Executive hereby acknowledges and agrees as follows: this Section 6 is necessary for the protection of the legitimate business interests of the Company; the restrictions contained in this Section 6 with regard to geographical scope, length of term, and types of restricted activities are reasonable; the Executive has received adequate and valuable consideration for entering into this Agreement; and the Executive’s expertise and capabilities are such that his obligations hereunder and the enforcement hereof by injunction or otherwise will not adversely affect the Executive’s ability to earn a livelihood.

(a) Confidentiality of Information and Nondisclosure. The Company and the Executive covenant and agree that:

(i) The Company will provide the Executive Confidential Information (as defined below) to permit the Executive to perform the Executive’s duties on behalf of the Company and its affiliates, which will include, among other things, generating additional Confidential Information on behalf of the Company and its affiliates.

(ii) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company and its affiliates, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential, all Confidential Information (as defined below), and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way during the period beginning on the Effective Date of this Agreement and ending on April 1, 2014; provided, however, that trade secrets shall remain confidential indefinitely.

(iii) To the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency.  To the extent that the Executive generates or obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company’s attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(iv) Nothing in the foregoing provisions of this Section 6 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the affiliates, knowledge which was acquired by him during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

(v) For purposes of this Agreement, the term “Confidential Information” shall include all non-public information (including, without limitation, information regarding litigation and pending litigation, trade secrets, proprietary information, or confidential or proprietary methods) concerning the Company and its affiliates (and their customers) which was generated or acquired by or disclosed to the Executive during the course of his employment with the Company or, if applicable, during the course of his consultation with the Company following his termination of employment with the Company.

(vi) This Section 6 shall not be construed to restrict the Executive’s ability to disclose Confidential Information in a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement, except that if there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this Section 6(a)(vi), the matter shall be submitted to a court of competent jurisdiction for decision.

(b) Restrictive Covenants. During the period beginning on the Effective Date of this Agreement and ending on April 1, 2014, the Executive covenants and agrees that he shall not, without the express written consent of the Chief Executive Officer of the Company:

(i) be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (defined below) if: (A) the employment, consulting, assistance or services that the Executive is to provide to the Competitor are the same as, or substantially similar to, any of the services that the Executive provided to the Company or its affiliates and are or will be within the Restricted Territory (as defined in Exhibit 3 attached hereto); or (B) the Confidential Information to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such Confidential Information.  For purposes of this Section 6(b)(i), services provided by others shall be deemed to have been provided by the Executive if the Executive had material supervisory responsibilities with respect to the provision of such services;

(ii) solicit or attempt to solicit any party who is then, or was during the 12-month period prior to the Executive’s termination of employment with the Company, a customer or supplier of the Company for or with whom the Executive (or the Executive’s subordinates) had Confidential Information or contact on behalf of the Company, provided that the restriction in this Section 6(b)(ii) shall not apply to any activity on behalf of a business that is not a Competitor;

(iii) solicit, entice, persuade or induce any individual who is employed by the Company or its affiliates (or was so employed within 90 days prior to the Executive’s action and not involuntarily terminated for any reason other than Cause) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its affiliates, and the Executive shall not approach any such employee, either in person or through electronic or social media, for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; or

(iv) directly or indirectly own an equity interest in any Competitor (other than ownership of 5% or less of the outstanding stock of any corporation listed on the New York Stock Exchange or the American Stock Exchange or included in the NASDAQ System, so long as such ownership is passive in nature).

The term “Competitor” means any enterprise (including a person, firm or business, whether or not incorporated) during any period in which it is materially competitive in any way with any business in which the Company or any of its affiliates was engaged during the 12-month period prior to the Executive’s termination of employment with the Company.  Upon the written request of the Executive, the Company’s Chief Executive Officer will determine whether a business or other entity constitutes a “Competitor” for purposes of this Section 6(b) and may require the Executive to provide such information as the Chief Executive Officer determines to be necessary to make such determination.  The current and continuing effectiveness of such determination may be conditioned on the continuing accuracy of such information, and on such other factors as the Chief Executive Officer may determine.

(c) Non-Disparagement.  The Executive covenants and agrees that, during the Retention Period and at all times thereafter, he shall not make any false, defamatory or disparaging statements about the Company, its affiliates, or the officers or directors of the Company or its affiliates that are reasonably likely to cause material damage to the Company, its affiliates, or the officers or directors of the Company or its affiliates.  During the Retention Period and at all times thereafter, the Company agrees, on behalf of itself and its affiliates, that neither the officers nor the directors of the Company or its affiliates in their external communications shall make any false, defamatory or disparaging statements about the Executive that are reasonably likely to cause material damage to the Executive. Nothing in this Section 6(c) shall preclude the Executive or the Company from making truthful statements that are required by applicable law, regulation or legal process.

(d) Company Remedies.  The Executive acknowledges and agrees that any breach of this Section 6 will result in immediate and irreparable harm to the Company, and that the Company cannot be reasonably or adequately compensated by damages in an action at law. In the event of a breach by the Executive of the provisions of this Section 6, the Company shall be entitled, to the fullest extent permitted by law, immediately to cease to pay or provide the Executive or the Executive’s beneficiaries any compensation or benefit being or to be paid or provided to the Executive pursuant to this Agreement, and also to obtain a temporary, preliminary and/or permanent injunction and/or other injunctive relief, ex parte or otherwise, from any court of competent jurisdiction, restraining the Executive from conduct in breach of the covenants contained in this Section 6. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach, including the recovery of damages from the Executive.

7. Breach of Agreement.

The Executive agrees that if he violates any of the terms of this Agreement, the Company may pursue whatever rights it has under this Agreement, whether in law or in equity, without affecting the validity and enforceability of the Releases contemplated by Section 4 of this Agreement. If the Executive is required to bring any action to enforce rights or to collect moneys due under this Agreement, and the Executive is successful, in whole or in part, on the merits or otherwise (including by way of a settlement involving the payment of money by the Company to the Executive), in such action, the Company shall pay reasonable fees and expenses incurred by the Executive in bringing and pursuing such action. Payment is contingent upon the Executive providing reasonable substantiating documentation within thirty (30) days of the success on the matter. The Company shall make such payments within thirty (30) days after receipt of reasonable substantiating documentation from the Executive.

8. Company Property, Records, Files, and Equipment; Business Expenses.

(a) The Executive agrees he will return all Company property, records, files, or any other Company-owned equipment in his possession within ten (10) days after the date of the Executive’s termination of employment with the Company.

(b) The Executive agrees that all business expenses incurred by Executive for which he is otherwise entitled to reimbursement from the Company will be submitted no later than ten (10) days after the date of the Executive’s termination of employment with the Company.  The Company agrees to promptly process all such reimbursement submissions and to promptly make payment to (or for the account of) Executive of all expense reimbursements to which he is otherwise entitled under customary Company policies and procedures.  The Executive further agrees to promptly pay all remaining balances outstanding on his Company credit card within thirty (30) days after the date of the Executive’s termination of employment with the Company.  Executive waives any and all claims for any unreimbursed business expenses except as referenced herein.

9. Ongoing Cooperation.

During the period from the date of the Executive’s termination of employment through the end of the twelfth (12th) month after the Executive’s termination of employment, the Executive agrees to use his best efforts to assist, advise, and cooperate with the Company if the Company so requests on issues that arose or were in any way developing during his employment with the Company, subject to the Executive’s availability given his employment obligations, if any, and personal obligations at that time. The Executive shall furnish such assistance, advice, or cooperation to the Company as the Company shall reasonably request and as is within the Executive’s reasonable capability. Such assistance, advice, and cooperation may include, but shall not be limited to, the preparation for, or the conduct of, any litigation, investigation, or proceeding involving matters or events which occurred during the Executive’s employment by the Company as to which the Executive’s knowledge or testimony may be important to the Company. In connection with the preparation for, or the conduct of such litigation, investigation, or proceeding as described in the preceding sentence, the Executive shall promptly provide the Company with any records or other materials in his possession that the Company shall request in connection with the defense or prosecution of such litigation, investigation or proceeding. If and to the extent that the Company requests that the Executive attend a meeting, deposition, or trial at any time prior to the end of the twelfth (12th) month after the date of the Executive’s termination of employment, the Company shall pay or reimburse the Executive for his travel expenses reasonably incurred in the course of providing such cooperation. The Company shall make such payment or reimbursement within thirty (30) days of receipt of reasonable substantiating documentation from the Executive but in no event later than the end of the calendar year following the year in which such expenses were incurred.

10. Withholding.

The payments and benefits under this Agreement shall be subject to applicable deductions. For the purposes of this Agreement, “applicable deductions” shall include, but shall not be limited to, any federal, state, or local taxes determined by the Company to be required to be withheld from amounts paid to the Executive pursuant to this Agreement or otherwise due from the Company, and any other amounts that the Company may be legally required to deduct.  Executive shall be solely responsible for any and all personal income tax obligations and liabilities with respect to the payments and beneﬁts provided under this Agreement.

11. Governing Law.

This Agreement shall be governed by and construed in accordance with applicable federal laws and, to the extent not pre-empted thereby or inconsistent therewith, the laws of the State of Illinois, without regard to the conflicts of laws provisions of that State or any other jurisdiction. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and state courts located in the County of Cook, Illinois for any litigation arising out of or relating to this Agreement, and the parties irrevocably and unconditionally waive and will not plead or claim in any such court that venue is improper or that such litigation has been brought in an inconvenient forum.

12. Waiver.

No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time.  The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

13. Successors and Nonalienation.

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly acknowledge and assume its obligations hereunder. This Agreement shall inure to the benefit of and be enforceable by the Executive or the Executive’s legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive’s beneficiary.  The Executive may not delegate any of the Executive’s duties, responsibilities, obligations, or positions hereunder to any person and any such purported delegation shall be void and of no force and effect.

14. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable under applicable law, this Agreement shall be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

15. Notices.

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by private courier or first-class, certified, or registered mail, postage prepaid, return receipt requested—in the case of the Executive, to his most recent principal residence address on file with the Company, and in the case of the Company, to A.M. Castle & Co., 1420 Kensington Road, Suite 220, Oak Brook, IL 60523, Attn: General Counsel.

16. Entire Agreement.

This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, and supersedes any obligations of the Company under any previous agreements or arrangements (including the Prior Agreements and any and all other agreements or arrangements regarding payment of severance pay or other benefits upon a termination of the Executive’s employment with the Company), except as otherwise expressly provided in this Agreement or in the Releases. The provisions of this Agreement may not be amended, modified, repealed, waived, extended, or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension, or discharge is sought. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.  This Agreement may be executed in one or more counterparts (including by facsimile signature), all of which shall be considered one and the same instrument, and shall be fully executed when one or more counterparts have been signed by and delivered to each party.

17. Code Section 409A.

(a) It is intended that this Agreement shall comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations relating thereto (“Code Section 409A”), or an exemption to Code Section 409A. Payments, rights and benefits may only be made, satisfied or provided under this Agreement upon an event and in a manner permitted by Code Section 409A, to the extent applicable, so as not to subject the Executive to the payment of taxes and interest under Code Section 409A. In furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Code Section 409A would result in the Executive being subject to payment of additional income taxes or interest under Code Section 409A, the parties agree, to the extent possible, to amend this Agreement to maintain to the maximum extent practicable the original intent of this Agreement while avoiding the application of such taxes or interest under Code Section 409A.  Notwithstanding the foregoing, the Company makes no representation that any or all of the payments or benefits provided under this Agreement will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payments or benefits.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(b) To the extent required under Code Section 409A, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” as defined under Code Section 409A, and for purposes of any such provision in this Agreement, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service” as defined under Code Section 409A.

(c) Each payment payable to the Executive under this Agreement shall be treated as a separate and distinct “payment” for purposes of Code Section 409A and, further, is intended to be exempt from Code Section 409A, including but not limited to the short-term deferral exemption thereunder. Notwithstanding any provision of this Agreement to the contrary, if and to the extent any payment under this Agreement is determined to be subject to Code Section 409A and is otherwise payable upon the Executive’s separation from service, in the event the Executive is a “specified employee” as defined in Code Section 409A as of the date of his separation from service, then such payment shall not be made to the Executive during the period beginning on the date of the Executive’s separation from service and ending on the last day of the sixth month after such date.  Immediately following the expiration of suspension period, any such deferred payments will be paid in a lump sum; provided that no such actions shall reduce the amount of any payments otherwise payable to the Executive under this Agreement.  Thereafter, the remainder of such payments (if any) shall be payable in accordance with this Agreement.

(d) In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement.  Whenever a payment under this Agreement specifies a period within which such payment may be made, the actual date of payment within the specified period shall be within the sole discretion of the Company. Further notwithstanding any provision of this Agreement to the contrary, if the time period set forth in Section 4(a) or Section 4(b) begins in one taxable year of the Executive and ends in a subsequent taxable year, any payment or benefit scheduled to be provided under Section 3, to the extent such payment or benefit is otherwise subject to the requirements of Code Section 409A, will commence in such subsequent taxable year of the Executive.

(e) In no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be offset by any other payment pursuant to this Agreement or otherwise.

(f) To the extent required under Code Section 409A, (i) any reference herein to the term “Agreement” shall mean this Agreement and any other plan, agreement, method, program, or other arrangement, with which this Agreement is required to be aggregated under Code Section 409A, and (ii) any reference herein to the term “Company” shall mean the Company and all persons with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations relating thereto.

18. Headings.

The descriptive headings used herein are used for convenience of reference only and shall not constitute a part of this Agreement.

19. Survival of Agreement.

Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive’s employment with the Company.

[Remainder of page intentionally left blank; signature page to follow.]

THE EXECUTIVE HEREBY EXPRESSLY WARRANTS AND REPRESENTS THAT, BEFORE ENTERING INTO THIS AGREEMENT, HE HAS RECEIVED A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER ALL OF THE PROVISIONS CONTAINED IN THIS AGREEMENT, THAT HE HAS FULLY READ, INFORMED HIMSELF OF, AND UNDERSTANDS ALL THE TERMS, CONTENTS, CONDITIONS, AND EFFECTS OF ALL PROVISIONS OF THIS AGREEMENT, AND THAT HE CONSIDERS ALL SUCH PROVISIONS TO BE SATISFACTORY.

THE EXECUTIVE FURTHER EXPRESSLY WARRANTS AND REPRESENTS THAT NO PROMISE OR REPRESENTATION OF ANY KIND HAS BEEN MADE, EXCEPT THOSE EXPRESSLY STATED IN THIS AGREEMENT, AND THAT HE ENTERS INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

IN WITNESS WHEREOF, the Executive and the Company, by its duly authorized representative, have signed this Agreement as of the date set forth above.

THE EXECUTIVE	A.M. CASTLE & CO.

/s/Stephen V. Hooks	/s/ Kevin P. Fitzpatrick
Name: Stephen V. Hooks	Name: Kevin P. Fitzpatrick
Title: Vice President, Human Resources

EXHIBIT 1

Waiver and Release

This Waiver and Release (“First Release”) is entered into this ___ day of _____________________ 2011 between Stephen V. Hooks (“Executive”) and A.M. Castle & Co., a Maryland corporation (“Company”).

WITNESSETH THAT:

WHEREAS, on _____________________, 2011, Company and Executive entered into the Executive Retention and Severance Agreement (“Agreement”) to resolve and settle any matters between them, including, without limitation, matters relating to Executive’s employment by Company and the termination thereof; and

WHEREAS, the Agreement conditioned provision of the payment and benefits described in Section 3(a) of the Agreement on the execution and non-revocation by Executive of this First Release; and

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Agreement and herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.)
Representations:  Executive represents that Executive has complied with the Section 6 Confidentiality, Restrictive Covenants, and Non-Disparagement provisions and Section 9 Ongoing Cooperation provisions of the Agreement.

2.)
Payments and Benefits:  Upon the expiration of the Revocation Period without revocation by Executive, the Company will provide to Executive the payments and benefits provided in Section 3(a) of the Agreement.

3.)
Release:  Employee (on behalf of himself/herself, his/her personal representatives, successors, and assigns) releases, waives, and forever discharges Company, its past, present and future agents, employees, officers, directors, shareholders, principals, predecessors, alter egos, partners, parent corporations, subsidiaries, divisions, affiliates, attorneys, insurers, successors and assigns, from and for any and all of Employee’s potential or actual claims, demands, grievances, causes of action, charges or suits of any kind arising out of, or in any way relating to the dealings between the parties, including the employment relationship and its termination, on or prior to the date Employee executes this First Release.  Employee releases and waives any and all legal or administrative claims, known or unknown, arising under, but not limited to:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974 (other than claims for vested benefits); any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters).

Each of the parties to the Agreement and to this First Release agrees that the release set forth in this Section shall not extend to (a) any obligations incurred under the Agreement; (b) any rights Executive may have to indemnification under the law or the bylaws or articles of incorporation of the Company; and (c) any rights Executive may have to reimbursement of medical expenses under the Company’s health benefit plans.

4.)
Release of Age Discrimination in Employment Act (“ADEA”) Rights: Employee further agrees and acknowledges that he/she is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”).  Employee also acknowledges that the consideration given for the waiver and release is in addition to anything of value to which Employee is already entitled.  Employee further acknowledges that he/she has been advised in writing, as required by the Older Workers’ Benefit Protection Act, that: (a) his/her waiver and release do not apply to any rights or claims that may arise after the Effective Date of this First Release; (b) he/she should consult with an attorney prior to executing this First Release.  Employee acknowledges that Company provided Employee with at least twenty-one (21) days within which to deliberate the terms of this First Release.  During the seven (7)-day period immediately following Employee’s execution of this First Release (“Revocation Period”), Employee may revoke it by delivering a notice of revocation to Robert J. Perna, Vice President & General Counsel, A. M. Castle & Co. 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523.  This First Release becomes effective upon the expiration of the seven (7)-day Revocation Period, provided that Employee does not exercise Employee’s right of revocation (“Effective Date”).

5.)
Acknowledgment:  By executing this First Release, Employee acknowledges and agrees that Employee has entered into this First Release knowingly and voluntarily and that he/she is knowingly and voluntarily waiving and releasing his/her rights and claims in exchange for the consideration set forth in Section 3(a) of the Agreement.  Employee hereby acknowledges that Employee has read the Agreement and this First Release carefully, fully understands all of their provisions, and has had the opportunity to receive independent legal advice with respect to executing this First Release.

6.)	Confidentiality:
a.)
Employee agrees to keep confidential the terms of the Agreement and this First Release and agrees to refrain from disclosing any information regarding the Agreement or this First Release to any third party, except to Employee’s retained attorneys, tax advisors, immediate family (spouse, parents, children), or as required by law.

b.)
Any non-disclosure provision in the Agreement or this First Release does not prohibit or restrict Executive from responding to any inquiry about this First Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

7.)
Representations and Warranties:  Employee represents and warrants that the Agreement and this First Release constitutes the entire agreement among the parties with respect to all the matters discussed herein (other than the Second Release described in Exhibit 2 of the Agreement), and supersedes all prior or contemporaneous discussions, communications or agreements, expressed or implied, written or oral, by or between the parties.

8.)
No Re-employment: By signing this First Release, Employee and Company also agree that, following the Retention Period (as defined in the Agreement), Employee will not be re-employed by or re-apply for employment with Company or any of its affiliates, and that signing this First Release acts as a complete waiver of any and all rights Employee has or may have to reinstatement.

9.)	Miscellaneous:
a.)	Company expressly denies any liability of any kind to Employee and nothing contained in the Agreement or this First Release shall be construed as an admission of any liability.

b.)
Nothing contained in the Agreement or this First Release, or the fact of its submission to Employee, shall be admissible evidence in any judicial, administrative, or other legal proceeding, except any such proceeding relating to a claim of breach of the Agreement or this First Release.  Neither the Agreement nor this First Release shall not constitute precedent with regard to any other party’s dealings with Company.

c.)
This First Release shall be deemed to have been executed and delivered within the State of Illinois, and its rights and obligations shall be construed and enforced in accordance with and governed by the laws of the State of Illinois.

d.)
Any action arising from the Agreement or this First Release, or breach thereof, shall be commenced and maintained in a tribunal in Chicago, Illinois.  As a condition precedent to any such action, the complaining party shall submit to the other party, in writing, its position, and must allow the other party to respond within ten (10) business days.  No other action can be taken until this time period and process occurs.

e.)
Neither the Agreement nor this First Release may be amended, modified or altered except by an express written document signed by all parties hereto, wherein specific reference is made to the Agreement and this First Release.

f.)	This First Release may be executed in counterparts, and authentic photocopy or facsimile signatures are accepted as originals.

g.)
In the event of litigation or arbitration relating to the enforcement of this First Release, the prevailing party shall be entitled to recover attorneys’ fees and costs actually expended, regardless of whether the suit proceeds to compromise, arbitration or final judgment.

h.)
Should any provision of the Agreement or this First Release be declared to be illegal, invalid, or unenforceable, the remaining parts shall remain in full force and effect.  Any adjudicating tribunal shall attempt to give the remaining provisions the full force as intended by the parties to the fullest extent allowed by law.

STEPHEN V. HOOKS	A. M. CASTLE & CO.

/s/	/s/
Name	Name
Title	Title

 EXHIBIT 2
Waiver and Release

This Waiver and Release (“Second Release”) is entered into this ___ day of _____________________ 2012 between Stephen V. Hooks (“Executive”) and A.M. Castle & Co., a Maryland corporation (“Company”).
WITNESSETH THAT:

WHEREAS, on _____________________, 2011, Company and Executive entered into the Executive Retention and Severance Agreement (“Agreement”) to resolve and settle any matters between them, including, without limitation, matters relating to Executive’s employment by Company and the termination thereof; and

WHEREAS, the Agreement conditioned provision of the payment and benefits described in Section 3(a) of the Agreement on the execution and non-revocation by Executive of the First Release; and

WHEREAS, on _____________________, 201_, Company and Executive entered into the First Release, which was not timely revoked by Executive; and

WHEREAS, the Agreement conditioned provision of the benefits described in Section 3(b) of the Agreement on the execution and non-revocation by Executive of this Second Release; and

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Agreement and herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.)
Representations:  Executive represents that Executive has complied with the Section 6 Confidentiality, Restrictive Covenants, and Non-Disparagement provisions and Section 9 Ongoing Cooperation provisions of the Agreement.

2.)	Payments and Benefits: Upon the expiration of the Revocation Period without revocation by Executive, the Company will provide to Executive the benefits provided in Section 3(b) of the Agreement.

3.)
Release:  Employee (on behalf of himself/herself, his/her personal representatives, successors, and assigns) releases, waives, and forever discharges Company, its past, present and future agents, employees, officers, directors, shareholders, principals, predecessors, alter egos, partners, parent corporations, subsidiaries, divisions, affiliates, attorneys, insurers, successors and assigns, from and for any and all of Employee’s potential or actual claims, demands, grievances, causes of action, charges or suits of any kind arising out of, or in any way relating to the dealings between the parties, including the employment relationship and its termination, on or prior to the date Employee executes this Second Release.  Employee releases and waives any and all legal or administrative claims, known or unknown, arising under, but not limited to:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974 (other than claims for vested benefits); any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters).

Each of the parties to the Agreement and to this Second Release agrees that the release set forth in this Section shall not extend to (a) any obligations incurred under the Agreement; (b) any rights Executive may have to indemnification under the law or the bylaws or articles of incorporation of the Company; and (c) any rights Executive may have to reimbursement of medical expenses under the Company’s health benefit plans.

4.)
Release of Age Discrimination in Employment Act (“ADEA”) Rights: Employee further agrees and acknowledges that he/she is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”).  Employee also acknowledges that the consideration given for the waiver and release is in addition to anything of value to which Employee is already entitled.  Employee further acknowledges that he/she has been advised in writing, as required by the Older Workers’ Benefit Protection Act, that: (a) his/her waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Second Release; (b) he/she should consult with an attorney prior to executing this Second Release.  Employee acknowledges that Company provided Employee with at least twenty-one (21) days within which to deliberate the terms of this Second Release.  During the seven (7)-day period immediately following Employee’s execution of this Second Release (“Revocation Period”), Employee may revoke it by delivering a notice of revocation to Robert J. Perna, Vice President & General Counsel, A. M. Castle & Co. 1420 Kensington Road, Suite 220, Oak Brook, Illinois 60523.  This Second Release becomes effective upon the expiration of the seven (7)-day Revocation Period, provided that Employee does not exercise Employee’s right of revocation (“Effective Date”).

5.)
Acknowledgment: By executing this Second Release, Employee acknowledges and agrees that Employee has entered into this Second Release knowingly and voluntarily and that he/she is knowingly and voluntarily waiving and releasing his/her rights and claims in exchange for the consideration set forth in Section 3(a) of the Agreement.  Employee hereby acknowledges that Employee has read the Agreement and this Second Release carefully, fully understands all of their provisions, and has had the opportunity to receive independent legal advice with respect to executing this Second Release.

6.)	Confidentiality:
a.)
Employee agrees to keep confidential the terms of the Agreement and this Second Release and agrees to refrain from disclosing any information regarding the Agreement or this Second Release to any third party, except to Employee’s retained attorneys, tax advisors, immediate family (spouse, parents, children), or as required by law.

b.)
Any non-disclosure provision in the Agreement or this Second Release does not prohibit or restrict Executive from responding to any inquiry about this Second Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

7.)
Representations and Warranties:  Employee represents and warrants that the Agreement and this Second Release constitutes the entire agreement among the parties with respect to all the matters discussed herein (other than the Second Release described in Exhibit 2 of the Agreement), and supersedes all prior or contemporaneous discussions, communications or agreements, expressed or implied, written or oral, by or between the parties.

8.)
No Re-employment: By signing this Second Release, Employee and Company also agree that, following the Retention Period (as defined in the Agreement), Employee will not be re-employed by or re-apply for employment with Company or any of its affiliates, and that signing this Second Release acts as a complete waiver of any and all rights Employee has or may have to reinstatement.

9.)	Miscellaneous:
a.)	Company expressly denies any liability of any kind to Employee and nothing contained in the Agreement or this Second Release shall be construed as an admission of any liability.
b.)
Nothing contained in the Agreement or this Second Release, or the fact of its submission to Employee, shall be admissible evidence in any judicial, administrative, or other legal proceeding, except any such proceeding relating to a claim of breach of the Agreement or this Second Release.  Neither the Agreement nor this Second Release shall not constitute precedent with regard to any other party’s dealings with Company.

c.)
This Second Release shall be deemed to have been executed and delivered within the State of Illinois, and its rights and obligations shall be construed and enforced in accordance with and governed by the laws of the State of Illinois.

d.)
Any action arising from the Agreement or this Second Release, or breach thereof, shall be commenced and maintained in a tribunal in Chicago, Illinois.  As a condition precedent to any such action, the complaining party shall submit to the other party, in writing, its position, and must allow the other party to respond within ten (10) business days.  No other action can be taken until this time period and process occurs.

e.)
Neither the Agreement nor this Second Release may be amended, modified or altered except by an express written document signed by all parties hereto, wherein specific reference is made to the Agreement and this Second Release.

f.)	This Second Release may be executed in counterparts, and authentic photocopy or facsimile signatures are accepted as originals.
g.)
In the event of litigation or arbitration relating to the enforcement of the Agreement or this Second Release, the prevailing party shall be entitled to recover attorneys’ fees and costs actually expended, regardless of whether the suit proceeds to compromise, arbitration or final judgment.

h.)
Should any provision of this Second Release be declared to be illegal, invalid, or unenforceable, the remaining parts shall remain in full force and effect.  Any adjudicating tribunal shall attempt to give the remaining provisions the full force as intended by the parties to the fullest extent allowed by law.

STEPHEN V. HOOKS	A. M. CASTLE & CO.

/s/	/s/
Name	Name
Title	Title

EXHIBIT 3

The term “Restricted Territory” means the continental United States, Mexico, Canada, Spain, the United Kingdom, France, Singapore, and China.  The Restricted Territory also shall include any country in which the Company or an affiliate of the Company has operations during the 12-month period prior to the Executive’s termination of employment with the Company, or with respect to any country in which the Company or an affiliate of the Company has devoted resources to establishing operations during the 12-month period prior to the Executive’s termination of employment with the Company.